Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 8, 2026, is made and entered into by and among Suncrete, Inc., a Delaware corporation (the “Company”), Dothan Independent GP, LP, a Texas limited partnership (“Dothan Independent”), Dothan Concrete Investors, LLC, a Delaware limited liability company (“Dothan Concrete”), and Eaglesnest Investments, LLC, an Oklahoma limited liability company (“Eaglesnest” and, collectively with Dothan Independent and Dothan Concrete, and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2, the “Holders” and each individually, a “Holder”).

RECITALS

WHEREAS, on October 9, 2025, the Company, Haymaker Acquisition Corp. 4, a Cayman Islands exempted company (“SPAC”), , Haymaker Merger Sub I, Inc., a Delaware corporation and wholly owned direct subsidiary of the Company (“Merger Sub I”), Haymaker Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub II”), and Concrete Partners Holding, LLC, a Delaware limited liability company (the “Target”), entered into that certain Business Combination Agreement (as amended, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, on the date hereof, among other things, (a) SPAC changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware (the “Domestication”), (b) Merger Sub I merged with and into SPAC (the “Initial Merger”), with SPAC surviving the Initial Merger as a wholly owned subsidiary of the Company, and (c) immediately after the Initial Merger, Merger Sub II merged with and into the Target (the “Acquisition Merger”), with the Target surviving the Acquisition Merger as a wholly owned subsidiary of the Company (the Acquisition Merger, together with the Initial Merger, the “Mergers” and, collectively with the Domestication, the “Business Combination”);

WHEREAS, in connection with the consummation of the Business Combination, the Holders received shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), as applicable; and

WHEREAS, the Company and the Holders desire to enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, after consultation with counsel to the Company, (a) would be required to be made in (i) any Registration Statement in order for the applicable Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any Prospectus in order for the applicable Prospectus not to include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (c) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Block Trade” shall have the meaning given to it in subsection 2.4.1.

“Board” shall mean the board of directors of the Company.

“Business Combination” shall have the meaning given in the Recitals hereto.

“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Class A Common Stock” shall have the meaning given in the Recitals hereto.

“Class B Common Stock” shall have the meaning given in the Recitals hereto.

“Commission” shall mean the United States Securities and Exchange Commission.

“Company” shall have the meaning given in the Preamble and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Demanding Holder” shall have the meaning given in subsection 2.1.5.

“Demand Notice” shall have the meaning given in subsection 2.1.5.

“Dothan Concrete” shall have the meaning given in the Preamble.

“Dothan Independent” shall have the meaning given in the Preamble.

“Eaglesnest” shall have the meaning given in the Recitals hereto.

“Effectiveness Period” shall have the meaning given in subsection 3.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Financial Counterparty” shall have the meaning given in subsection 2.4.1.

“Form S-1” means a Registration Statement on Form S-1 or any similar long-form registration statement that may be available at such time.

“Form S-3” means a Registration Statement on Form S-3 or any similar short-form registration statement that may be available at such time.

“Holder Indemnified Persons” shall have the meaning given in subsection 4.1.1.

“Holder Information” shall have the meaning given in subsection 4.1.2.

“Holders” shall have the meaning given in the Preamble.

“Initial Merger” shall have the meaning given in the Recitals hereto.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.6.

“Merger Sub I” shall have the meaning given in the Recitals hereto.

“Merger Sub II” shall have the meaning given in the Recitals hereto.

“Mergers” shall have the meaning given in the Recitals hereto.

“Minimum Underwritten Offering Threshold” shall have the meaning given in subsection 2.1.5.

“Misstatement” shall mean, in the case of a Registration Statement, an untrue statement of a material fact or an omission to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and in the case of a Prospectus, an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

“Other Coordinated Offering” shall have the meaning given to it in subsection 2.4.1.

“Permitted Transferees” shall mean (a) the members of a Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (b) any trust for the direct or indirect benefit of a Holder or the immediate family of a Holder, (c) if a Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (d) any officer, director, general partner, limited partner, shareholder, member or owner of similar equity interests in a Holder or (e) any affiliate of a Holder or the immediate family of such affiliate.

“Piggyback Notice” shall have the meaning given in subsection 2.2.1.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Pro Rata” shall have the meaning given in subsection 2.1.6.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) any outstanding shares of Class A Common Stock (including the shares of Class A Common Stock issued or issuable upon the exercise of any other equity security) held by a Holder immediately following the consummation of the Business Combination, (b) any shares of Class A Common Stock issued or issuable upon conversion of shares of Class B Common Stock issued to a Holder pursuant to the Business Combination Agreement, and (c) any other equity security of the Company issued or issuable with respect to any Registrable Security by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred to a person who is not entitled to the registration and other rights hereunder, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities may be sold without registration pursuant to Rule 144 and Rule 145 (as applicable) promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) without volume or other restrictions or limitations; or (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and any such registration statement having been declared effective by, or become effective pursuant to the rules promulgated by, the Commission.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(a) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc. and any national securities exchange on which the shares of Class A Common Stock are then listed);

(b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) printing, messenger, telephone and delivery expenses;

(d) reasonable fees and disbursements of counsel for the Company;

(e) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration or Underwritten Offering; and

(f) the fees and expenses incurred by the Company in connection with any Underwritten Offerings or other offering involving an Underwriter.

“Registration Statement” shall mean any registration statement under the Securities Act that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.1.5.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Registration” shall have the meaning given in subsection 2.1.1.

“SPAC” shall have the meaning given in the Recitals hereto.

“Subsequent Shelf Registration Statement” shall have the meaning given in subsection 2.1.3.

“Suspension Period” shall have the meaning given in Section 2.5.

“Target” shall have the meaning given in the Recitals hereto.

“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in the foregoing clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal or as broker, placement agent or sales agent pursuant to a Registration and not as part of such dealer’s market-making activities.

“Underwritten Demand” shall have the meaning given in subsection 2.1.5.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

Article II
REGISTRATIONS

2.1 Registration.

2.1.1 Shelf Registration. The Company agrees that, within thirty (30) calendar days after the date hereof, the Company will use its commercially reasonable efforts to file with the Commission (at the Company’s sole cost and expense) a Registration Statement registering the resale or other disposition of all of the Registrable Securities (determined as of two (2) business days prior to such submission or filing) on Form S-1 (a “Shelf Registration”) on a delayed or continuous basis. Such Shelf Registration shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf Registration in accordance with the terms of this Agreement, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf Registration continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Shelf Registration on Form S-1, the Company shall use its commercially reasonable efforts to convert the Shelf Registration on Form S-1 (and any Subsequent Shelf Registration Statement) to a Shelf Registration on Form S-3 as soon as practicable after the Company is eligible to use Form S-3. The Company’s obligation under this subsection 2.1.1 shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.2 Effective Registration. The Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective by the Commission as soon as reasonably practicable after the initial filing of the Registration Statement, but no later than the earlier of (a) sixty (60) calendar days (or ninety (90) calendar days if the Commission notifies the Company that it will “review” such Shelf Registration) following the initial filing date thereof and (b) ten (10) business days after the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Shelf Registration will not be “reviewed” or will not be subject to further review. Subject to the limitations contained in this Agreement, the Company shall effect any Shelf Registration on such appropriate registration form of the Commission (a) as shall be selected by the Company and (b) as shall permit the resale or other disposition of the Registrable Securities by the Holders. If at any time a Registration Statement filed with the Commission pursuant to subsection 2.1.1 is effective and a Holder provides written notice to the Company that it intends to effect an offering of all or part of the Registrable Securities included on such Registration Statement, the Company will use its commercially reasonable efforts to amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place in accordance with the terms of this Agreement.

2.1.3 Subsequent Shelf Registration. If any Registration Statement ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Registration Statement to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Registration Statement), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Registration Statement or file an additional Registration Statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing) from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (a) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration Statement shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form. The Company’s obligation under this subsection 2.1.3, shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.4 Additional Registrable Securities. Subject to Section 3.4, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of such Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered, at the Company’s option, by any then available Registration Statement (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing and such Registration Statement or Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year for each Holder.

2.1.5 Underwritten Offering. Subject to the provisions of subsection 2.1.6, Section 2.5 and Section 3.4, any Holder or group of Holders (any such Holder or group of Holders being in such case, a “Demanding Holder”) may make a written demand for an Underwritten Offering pursuant to a Shelf Registration filed with the Commission in accordance with subsection 2.1.1 (an “Underwritten Demand”); provided, that the Company shall only be obligated to effect an Underwritten Offering if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, twenty million dollars ($20,000,000) (the “Minimum Underwritten Offering Threshold”). The Demanding Holder shall have the responsibility to engage an underwriter(s), which shall consist of one or more reputable, nationally recognized investment banks; provided that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, and the Company shall have no responsibility for engaging any underwriter(s) for an Underwritten Offering. The Company shall, within five (5) business days of the Company’s receipt of the Underwritten Demand, notify, in writing (such notice, the “Demand Notice”), all other Holders of such demand, and each Holder who thereafter requests to include all or a portion of such Holder’s Registrable Securities in such Underwritten Offering pursuant to such Underwritten Demand (each such Holder, a “Requesting Holder”) shall so notify the Company, in writing, within two (2) days (one (1) day if such offering is an overnight or bought Underwritten Offering) after the receipt by such Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s), such Requesting Holder(s) shall be entitled to have their Registrable Securities included in such Underwritten Offering pursuant to such Underwritten Demand. All Holders proposing to distribute their Registrable Securities through such Underwritten Offering under this subsection 2.1.5 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Demanding Holders initiating such Underwritten Offering. Notwithstanding the foregoing, the Company is not obligated to effect more than two (2) Underwritten Offerings demanded by the Holders pursuant to this subsection 2.1.5 in any twelve (12) month period and is not obligated to effect an Underwritten Offering pursuant to this subsection 2.1.5 within ninety (90) days after the closing of an Underwritten Offering, Block Trade or Other Coordinated Offering.

2.1.6 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Offering, pursuant to an Underwritten Demand, in good faith, advises or advise the Company, the Demanding Holders, the Requesting Holders and other persons or entities holding Registrable Securities or other equity securities of the Company that were requested to be included in such Underwritten Offering, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock or other securities, if any, as to which registration has been requested pursuant to written contractual piggyback registration rights held by other equity holders of the Company who desire to sell (if any) that the dollar amount or number of Registrable Securities or other equity securities of the Company requested to be included in such Underwritten Offering exceeds the maximum dollar amount or maximum number of equity securities of the Company that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (a) first, the Registrable Securities of the Demanding Holders (pro rata based on the respective number of Registrable Securities then owned by each such Demanding Holder (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Registrable Securities of the Requesting Holders, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the shares of Common Stock or other equity securities of the Company that the Company desires to sell and that can be sold without exceeding the Maximum Number of Securities; and (d) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a), (b) and (c), the shares of Common Stock or other equity securities of the Company held by other persons or entities that the Company is obligated to include pursuant to separate written contractual arrangements with such persons or entities and that can be sold without exceeding the Maximum Number of Securities.

2.1.7 Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Offering, a majority-in-interest of the Demanding Holders initiating an Underwritten Offering pursuant to subsection 2.1.5 shall have the right to withdraw from such Underwritten Offering for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Offering; provided that a Holder may elect to have the Company continue an Underwritten Offering if the Minimum Underwritten Offering Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Offering by such Holder. If withdrawn, a demand for an Underwritten Offering shall constitute a demand for an Underwritten Offering by the withdrawing Demanding Holder for purposes of subsection 2.1.5, unless either (i) such Demanding Holder has not previously withdrawn any Underwritten Offering or (ii) such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Offering (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Offering). Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Demand prior to its withdrawal under this subsection 2.1.7, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this subsection 2.1.7.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. Subject to the provisions of subsection 2.2.2 and Section 2.5, if, at any time on or after the date hereof, the Company proposes to consummate an Underwritten Offering for its own account or for the account of stockholders of the Company, then the Company shall give written notice of such proposed action as soon as practicable to all Holders (the “Piggyback Notice”), which notice shall (a) describe the amount and type of securities to be included, the intended method(s) of distribution and the name of the proposed managing Underwriter or Underwriters, if any, and (b) offer to all of the Holders the opportunity to include such number of Registrable Securities as such Holders may request in writing within two (2) days (one (1) day if such offering is an overnight or bought Underwritten Offering), in each case after receipt of such written notice (such Registration, a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Piggyback Registration and to permit the resale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All Holders proposing to include Registrable Securities in an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Class A Common Stock or other equity securities of the Company that the Company desires to sell, taken together with (i) the shares of Class A Common Stock or other equity securities of the Company, if any, as to which the Underwritten Offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which a Piggyback Registration has been requested pursuant to Section 2.2 and (iii) the shares of Class A Common Stock or other equity securities of the Company, if any, as to which inclusion in the Underwritten Offering has been requested pursuant to separate written contractual piggyback registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(a) If the Underwritten Offering is undertaken for the Company’s account, the Company shall include in any such Underwritten Offering (i) first, the shares of Class A Common Stock or other equity securities of the Company that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders requesting a Piggyback Registration pursuant to subsection 2.2.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Class A Common Stock or other equity securities of the Company, if any, as to which inclusion in the Underwritten Offering has been requested pursuant to written contractual piggyback registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Underwritten Offering is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Underwritten Offering (i) first, the shares of Class A Common Stock or other equity securities of the Company, if any, of such requesting persons or entities, other than the Holders, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders requesting a Piggyback Registration pursuant to subsection 2.2.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Class A Common Stock or other equity securities of the Company that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Class A Common Stock or other equity securities of the Company for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities; or

(c) If the Underwritten Offering is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1, then the Company shall include in any such Registration or registered offering securities in the priority set forth in subsection 2.1.6.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Offering, and related obligations, shall be governed by subsection 2.1.7) shall have the right to withdraw from a Piggyback Registration upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the commencement of the Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3. The Company (whether on its own good faith determination or as a result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw an Underwritten Offering undertaken for the Company’s account at any time prior to the effectiveness of such Registration Statement.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, subject to subsection 2.1.7, any Piggyback Registration or Underwritten Offering effected pursuant to Section 2.2 shall not be counted as an Underwritten Offering pursuant to an Underwritten Demand effected under Section 2.1.

2.3 Market Stand Off. In connection with any Underwritten Offering (other than a Block Trade or Other Coordinated Offering), if requested by the managing Underwriter or Underwriters, each Holder of Registrable Securities that participates and sells Registrable Securities in such Underwritten Offering (and for which it is customary for such a Holder to agree to a lock-up) agrees that it shall not Transfer any shares of Class A Common Stock or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), including a Transfer pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), without the prior written consent of the managing Underwriter or Underwriters, during the period beginning on the date of pricing of such offering and expiring on the earlier of (a) ninety (90) days thereafter and (b) the date agreed to by the directors, officers and all one percent (1%) or greater stockholders of the Company and as set forth in such party’s lock-up agreement. Each such Holder that participates and sells Registrable Securities in such Underwritten Offering agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders that execute a lock-up agreement).

2.4 Block Trades; Other Coordinated Offerings.

2.4.1 Notwithstanding any other provision of this Article II, but subject to Section 3.4, at any time and from time to time when an effective Registration Statement is on file with the Commission, if a Demanding Holder notifies the Company that such Demanding Holder wishes to engage in (a) an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”) or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal (an “Other Coordinated Offering”), in each case, (x) with a total offering price reasonably expected to exceed ten million dollars ($10,000,000) in the aggregate or (y) with respect to all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder only needs to notify the Company of the Block Trade or Other Coordinated Offering at least five (5) business days prior to the day such offering is to commence and, if so requested by such Demanding Holder, the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any Underwriters or brokers, sales agents or placement agents (each, a “Financial Counterparty”) prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.

2.4.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a written notification to the Company, the Underwriter or Underwriters (if any) and Financial Counterparty (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this subsection 2.4.2.

2.4.3 Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to Section 2.4.

2.4.4 The Demanding Holder in a Block Trade or Other Coordinated Offering shall have the right to select the Underwriters and Financial Counterparty (if any) for such Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks).

2.4.5 Notwithstanding the foregoing, the Company is not obligated to effect more than an aggregate of two (2) Block Trades or Other Coordinated Offerings demanded by the Holders pursuant to this Section 2.4 in any twelve (12) month period and is not obligated to effect a Block Trade or Other Coordinated Offering pursuant to this Section 2.4 within ninety (90) days after the closing of an Underwritten Offering, Block Trade or Other Coordinated Offering. For the avoidance of doubt, any Block Trade or Other Coordinated Offering effected pursuant to this Section 2.4 shall not be counted as a demand for an Underwritten Offering pursuant to subsection 2.1.5.

2.5 Restrictions on Registration Rights. If the Holders have requested an Underwritten Offering pursuant to an Underwritten Demand and in the good faith judgment of the Board such Underwritten Offering would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the undertaking of such Underwritten Offering at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company to undertake such Underwritten Offering in the near future and that it is therefore essential to defer the undertaking of such Underwritten Offering (any such period, a “Suspension Period”). In such event, the Company shall have the right to defer such offering for a period of not more than ninety (90) days in any twelve-month period; provided, however, that the Company shall not defer its obligations in this manner more than once in any twelve (12) month period.

Article III
COMPANY PROCEDURES

3.1 General Procedures. The Company shall use its commercially reasonable efforts to effect such Registration or Underwritten Offering to permit the resale or other disposition of such Registrable Securities in accordance with the intended plan of distribution thereof (and including all manners of distribution in such Registration Statement as Holders may reasonably request in connection with the filing of such Registration Statement and as permitted by law, including distribution of Registrable Securities to a Holder’s members, securityholders or partners), and pursuant thereto the Company shall, as expeditiously as possible and to the extent applicable:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2.1, including filing a replacement Registration Statement, if necessary, until all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (such period, the “Effectiveness Period”);

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least five percent (5%) of the Registrable Securities registered on such Registration Statement (provided that such Holders of Registrable Securities may demand that the Company prepare and file with the Commission not more than two (2) amendments and post-effective amendments to the Registration Statement and supplements to the Prospectus in any twelve (12) month period) or any Underwriter or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or have ceased to be Registrable Securities;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters or Financial Counterparty, if any, and the Holders of Registrable Securities included in such Registration or Underwritten Offering or Block Trade, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus (including each preliminary Prospectus) and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or Underwritten Offering or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided that the Company will not have any obligation to provide any document pursuant to this subsection 3.1.3 that is available on the Commission’s EDGAR system;

3.1.4 prior to any Underwritten Offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 use commercially reasonable efforts to cause all such Registrable Securities to be listed on each national securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of such Registration Statement or Underwritten Offering;

3.1.7 advise each seller of such Registrable Securities, promptly after it receives notice or obtains knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 during the Effectiveness Period, furnish a conformed copy of each filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, promptly after such filing of such documents with the Commission to each seller of such Registrable Securities or its counsel; provided that the Company will not have any obligation to provide any document pursuant to this subsection 3.1.8 that is available on the Commission’s EDGAR system;

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4;

3.1.10 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering, or sale by a Financial Counterparty pursuant to such Registration, permit a representative of the Holders (such representative to be selected by a majority of the Holders), the Underwriters or other Financial Counterparty facilitating such Underwritten Offering, Block Trade, Other Coordinated Offering or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such person’s or entity’s own expense, in the preparation of the Registration Statement or the Prospectus, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, Financial Counterparty, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives or Underwriters or Financial Counterparty agree to confidentiality arrangements in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11 obtain a comfort letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, a Block Trade or sale by a Financial Counterparty pursuant to such Registration (subject to such Financial Counterparty providing such certification or representation reasonably requested by the Company’s independent registered public accountants and the Company’s counsel), in customary form and covering such matters of the type customarily covered by comfort letters as the managing Underwriter or Underwriters may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a Financial Counterparty pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the Financial Counterparty, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, Financial Counterparty or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.13 in the event of an Underwritten Offering or a Block Trade, or an Other Coordinated Offering or sale by a Financial Counterparty pursuant to such Registration to which the Company has consented, to the extent reasonably requested by such Financial Counterparty in order to engage in such offering, allow the Financial Counterparty to conduct customary “underwriter’s due diligence” with respect to the Company;

3.1.14 in the event of any Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a Financial Counterparty pursuant to such Registration, enter into and perform its obligations under an underwriting or other purchase or sales agreement, in usual and customary form, with the managing Underwriter or Underwriters or the Financial Counterparty of such offering or sale;

3.1.15 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission), and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

3.1.16 with respect to an Underwritten Offering pursuant to subsection 2.1.5, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.17 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter or Financial Counterparty if such Underwriter or Financial Counterparty has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter or Financial Counterparty, as applicable.

3.2 Registration Expenses. The Registration Expenses in respect of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees and Underwriter marketing costs.

3.3 Requirements for Participation in Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not timely provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No person or entity may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person or entity (a) agrees to sell such person’s or entity’s securities on the basis provided in any underwriting arrangements approved by the Company and (b) timely completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. For the avoidance of doubt, the exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains or includes a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Registration Statement or Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Registration Statement or Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration or Underwritten Offering at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control or (c) in the good faith judgment of the majority of the Board such Registration be seriously detrimental to the Company and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose; provided, however, that the Company may not delay or suspend a Registration Statement, Prospectus or Underwritten Offering on more than two (2) occasions, for more than sixty (60) consecutive calendar days, or more than one hundred-twenty (120) total calendar days, in each case during any twelve (12)-month period. In the event the Company exercises its rights under the preceding sentences in this Section 3.4, the Holders agree to suspend, immediately upon their receipt of the notices referred to in this Section 3.4, their use of the Registration Statement or Prospectus in connection with any resale or other disposition of Registrable Securities. In addition, the Company may delay or suspend continued use of a Registration Statement or Prospectus in respect of a Registration or Underwritten Offering in order to file and make effective a post-effective amendment to such Registration Statement in connection with the filing of the Company’s Annual Report on Form 10-K. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4; provided, that each Holder hereby (i) acknowledges that such notice referred to in the immediately preceding sentence shall constitute confidential information of the Company and (ii) agrees to maintain in strict confidence and not to disclose to any person any information contained in such notice (including, without limitation, the fact that the Company has delivered such notice to the Holders).

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to use commercially reasonable efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to resell or otherwise dispose of shares of Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any customary legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Article IV
INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors, employees, advisors, agents, representatives, members and each person who controls such Holder (within the meaning of the Securities Act) (collectively, the “Holder Indemnified Persons”) against all losses, claims, damages, liabilities and expenses resulting from any Misstatement or alleged Misstatement, except insofar as the same are caused by or contained or included in any information furnished in writing to the Company by or on behalf of such Holder Indemnified Person specifically for use therein.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its officers, directors, employees, advisors, agents, representatives and each person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses resulting from any Misstatement or alleged Misstatement, but only to the extent that the same are made in reliance on and in conformity with information relating to the Holder so furnished in writing to the Company by or on behalf of such Holder specifically for use therein. In no event shall the liability of any selling Holder hereunder be greater in amount than the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement giving rise to such indemnification obligation.

4.1.3 Any person or entity entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, not to be unreasonably withheld, conditioned or delayed, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, advisor, agent, representative, member or controlling person or entity of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall to the extent permitted by law contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by a court of law by reference to, among other things, whether the Misstatement or alleged Misstatement relates to information supplied by such indemnifying party or such indemnified party and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

Article V
MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service or sent by overnight mail via a reputable overnight carrier, in each case providing evidence of delivery or (c) transmission by facsimile or email. Each notice or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third (3rd) business day following the date on which it is mailed, in the case of notices delivered by courier service, hand delivery, or overnight mail at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation, and in the case of notices delivered by facsimile or email, at such time as it is successfully transmitted to the addressee. Any notice or communication under this Agreement must be addressed, if to the Company, to Suncrete, Inc., 817 E. 4th Street, Tulsa, OK 74120, Attention: Chief Executive Officer, or by email at Randall@eagleredimix.com, with copy to: Haynes and Boone, LLP, 2801 N. Harwood Street, Suite 2300, Dallas Texas 75201, Attention: Matthew L. Fry and Rachel O’Donnell, or by email at Matt.Fry@haynesboone.com and Rachel.ODonnell@haynesboone.com, or if to any Holder, to the address as it appears on the applicable registrar for the Registrable Securities or such other address as may be designated in writing by such holder.

Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 Subject to Section 5.2.4 and Section 5.2.5, this Agreement and the rights, duties and obligations of a Holder hereunder may be transferred or assigned in connection with a Transfer of Registrable Securities to (a) any affiliate of a Holder, (b) any subsidiary, parent, general partner, limited partner, stockholder or member of a Holder, (c) any family member or trust for the benefit of any Holder, or (d) any person for which the Company has provided its prior written consent. Notwithstanding the foregoing, such rights may only be transferred or assigned if (i) such Transfer is effected in accordance with applicable securities laws; (ii) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (iii) the Company is given written notice by such Holder of such Transfer, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (a) written notice of such assignment as provided in Section 5.1 and (b) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any Transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS AMONG DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THE AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW CASTLE COUNTY IN THE STATE OF DELAWARE.

5.5 Trial by Jury. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

5.6 Amendments and Modifications. Upon the written consent of (a) the Company and (b) the Holders of at least a majority in interest of the Registrable Securities held by the Holders at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects any Holder, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of each such Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.7 Other Registration Rights. From and after the date hereof, other than pursuant to that certain Amended and Restated Registration Rights Agreement, dated as of the date hereof, by and among the Company, Haymaker Sponsor IV LLC and the other parties thereto, the Company shall not, without the prior written consent of a majority-in-interest of the Registrable Securities, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any Registration Statement filed by the Company for such Holders on a basis other than pari passu with, or expressly subordinate to, the piggyback rights of the Holders hereunder; provided, that in no event shall the Company enter into any agreement that would permit another holder of securities of the Company to participate on a pari passu basis (in terms of priority of cut-back based on advice of underwriters) with a Demanding Holder in an Underwritten Offering. For the avoidance of doubt, nothing in this Section 5.7 shall have any affect on any registration rights granted to persons prior to the date hereof.

5.8 Term. This Agreement shall terminate, with respect to any Holder, on the date as of which such Holder ceases to hold any Registrable Securities. The provisions of Article IV shall survive any termination.

5.9 Holder Information. Each Holder agrees, if requested in writing, to promptly represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

5.10 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.11 Entire Agreement. This Agreement constitutes the full and entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, relating to such subject matter.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY: SUNCRETE, INC., a Delaware corporation

By:	/s/ Tommy Wentroth
Name:	Tommy Wentroth
Title:	Chief Financial Officer

HOLDERS: DOTHAN INDEPENDENT GP, LP, a Delaware limited partnership

By:	Dothan Sponsor, LLC,
its general partner

By: /s/ Ned N. Fleming, III
Name: Ned N. Fleming, III Title: Manager

DOTHAN CONCRETE INVESTORS, LLC, a Delaware limited liability company

By:	Dothan Concrete Manager, LLC,
its managing member

By: SunTx Capital Management Corp.,
its managing member
By: /s/ Ned N. Fleming, III
Name: Ned N. Fleming, III
Title: President

EAGLESNEST INVESTMENTS, LLC, an Oklahoma limited liability company

By:	/s/ Randall Edgar
Name:	Randall Edgar
Title:	Manager

[Signature Page to Registration Rights Agreement]